EXHIBIT 23

[DOHAN AND COMPANY LOGO]                           7700 North Kendall Drive, 200
                                                      Miami, Florida  33156-7578
                                                      Telephone   (305) 274-1366
                                                      Facsimile   (305) 274-1368
                                                      Internet     www.uscpa.com

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders and Board of Directors
Golden Sand Eco-Protection, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Golden Sand Eco-Protection, Inc. f/k/a Heavenexpress.Com, Inc. (A Development Stage Company) as of December 31, 2003, and the related statements of operations, cash flows and stockholders' equity (deficiency in assets) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Golden Sand Eco-Protection, Inc. f/k/a Heavenexpress.Com, Inc. as of December 31, 2002, and for prior years' cumulative amounts from development stage activities were audited by other auditors whose report dated March 28, 2003, expressed an unqualified opinion on those financial statements with an explanatory paragraph which raised doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Sand Eco-Protection, Inc. f/k/a Heavenexpress.Com, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has suffered recurring losses from operations and recurring deficiencies in working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /s/ Dohan and Company, CPA's

Miami, Florida
March 16, 2004